Exhibit (r)

CODE OF ETHICS

FOR

TRIPLEPOINT VENTURE GROWTH BDC CORP.

TPVG ADVISERS LLC

AND

TPVG ADMINISTRATOR LLC

Section I. Statement of General Fiduciary Principles

This Code of Ethics (the “Code”) has been adopted by each of TriplePoint Venture Growth BDC Corp. (the “Company”) and TPVG Advisers LLC (the “Adviser”), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and, in the case of the Adviser, Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duty to the Company, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 under the 1940 Act (“Rule 17j-1”) and Rule 204A-1 under the Advisers Act (“Rule 204A-1”), as applicable, are addressed. The Adviser is the Company’s investment adviser and TPVG Administrator LLC is the Company’s administrator (the “Administrator”). Collectively, the Company, the Adviser and the Administrator are referred to herein as the “TPVG Entities.”

The Code is based on the principle that the directors and officers of the Company, and the managers, officers and employees of the Adviser and the Administrator, who provide services to the Company, owe a fiduciary duty to the Company to conduct their personal securities transactions in a manner that does not interfere with the Company’s transactions or otherwise take unfair advantage of their relationship with the Company. All directors, managers, officers and employees of the Company, the Adviser, and the Administrator (“Covered Persons”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code applicable to them. In addition, all Covered Persons must comply with applicable federal securities laws and must report violations of the Code to the Company’s or the Adviser’s Chief Compliance Officer (“CCO”). Any Covered Persons affiliated with another entity that is a registered investment adviser is, in addition, expected to comply with the provisions of the code of ethics that has been adopted by such other investment adviser.

Technical compliance with the Code will not automatically insulate any Covered Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duty to the Company. Accordingly, all Covered Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Company and its stockholders. In sum, all Covered Persons shall place the interests of the Company and its investors before their own personal interests.

All Covered Persons must read and retain this Code.

Section II. Definitions

(A)	“Access Person” means any director, employee, officer or Advisory Person (as defined below) of the Company, the Adviser, or the Administrator.

(B)	An “Advisory Person” of the Company, the Adviser, or the Administrator means: (i) any director, officer or employee of the Company, the Adviser, or the Administrator, or any company in a Control (as defined below) relationship to the Company, the Adviser, or the Administrator who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Covered Security (as defined below) by the Company, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Company, the Adviser, or the Administrator who obtains information concerning recommendations made to the Company with regard to the purchase or sale of any Covered Security by the Company.

(C)	“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

(D)	“CCO” means the Chief Compliance Officer of the Company and / or the Adviser, as the context requires.

(E)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(F)	“Covered Person” means any director, officer or employee (including a temporary employee) of the Company, the Adviser, or the Administrator, or of any of their affiliates or subsidiaries, and any other persons designated by the CCO. All Supervised Persons are Covered Persons for purposes of this Code.

(G)	“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, including: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Covered Security” does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the 1940 Act. References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

(H)	“Independent Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(I)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

(J)	“Investment Persons” of the Company, the Adviser, or the Administrator means: (i) any employee of the Company, the Adviser, or the Administrator (or of any company in a Control relationship to the Company, the Adviser, or the Administrator) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company, the Adviser, or the Administrator and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

(K)	“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(L)	“Security Held or to be Acquired” by the Company means: (i) any Covered Security which, within the most recent 15 days: (A) is or has been held by the Company; or (B) is being or has been considered by the Company or the Adviser for purchase by the Company; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section II(L)(i) above.

(M)	“Restricted List” means the list promulgated and periodically updated by the CCO, in consultation with the Adviser’s Chief Executive Officer, President and Chief Financial Officer or their respective designees, which lists the issuers of any Covered Securities included upon such list as provided by the TPVG Insider Trading Policies and Procedures.

(N)	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. For purposes of this Code, all employees and “Associated Persons” (as defined in Section 202(a)(17) of the Advisers Act) of the Adviser as well as any other person designated by the CCO as a Supervised Person are deemed to be Supervised Persons.

Section III. Objective and General Prohibitions

Covered Persons may not engage in any investment transaction under circumstances in which the Covered Person benefits from or interferes with the purchase or sale of investments by the Company. In addition, Covered Persons may not use information concerning the investments or investment intentions of the Company, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Company.

Covered Persons may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of investments by the Company. In this regard, Covered Persons should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Company, or any affiliated person of an investment adviser for the Company, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Company to:

(i)	employ any device, scheme or artifice to defraud the Company or its investors;

(ii)	make any untrue statement of a material fact to the Company or its investors or omit to state to the Company or its investors a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Company or its investors; or

(iv)	engage in any manipulative practice with respect to the Company or its investors.

Covered Persons should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Covered Persons are required to comply with applicable federal securities laws.

Section IV. Prohibited Transactions

(A)	An Access Person may not, without pre-clearance approval from the CCO directly in writing (using the “Pre-Clearance Request” form attached as Schedule A or via email if the CCO so permits):

(1)	purchase or otherwise acquire direct or indirect Beneficial Ownership of any security on the Restricted List, or of any Covered Security concerning which he or she has material non-public information, regardless of whether that security is on the Restricted List; or

(2)	sell or otherwise dispose of direct or indirect Beneficial Ownership, of any security on the Restricted List, or of any Covered Security concerning which he or she has material non-public information, regardless of whether that security is on the Restricted List.

(B)	An Access Person may not purchase or otherwise acquire or sell or otherwise dispose of any direct or indirect Beneficial Ownership of the Company’s securities without pre-clearance approval by the CCO directly in writing (using the “Pre-Clearance Request” form attached as Schedule A or via email if the CCO permits).

(C)	Investment Persons of the Company, the Adviser, or the Administrator must obtain pre-approval from the Company, the Adviser, or the Administrator, as the case may be, before directly or indirectly acquiring Beneficial Ownership in any Covered Securities in an Initial Public Offering or in a Limited Offering. Such approval must be obtained from the Adviser’s CCO, either directly in writing using the “Pre-Clearance Request” form attached as Schedule A or on-line, via the Personal Trading Control Center system, which is monitored and overseen by the CCO or his/her designees (“PTCC”), unless he or she is the person seeking such approval, in which case it must be obtained from the Adviser’s Chief Executive Officer using the “Pre-Clearance Request” form attached as Schedule A.[1]

(D)	No Access Person shall recommend any transaction in any Covered Securities by the Company without having disclosed to the Company’s CCO his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Access Person’s Beneficial Ownership of any Covered Securities of such issuer; any contemplated transaction by the Access Person in such Covered Securities; any position the Access Person (or any person to whom the Access Person is related, by blood or marriage, and is known) has with such issuer; and any present or proposed business relationship between such issuer and the Access Person (or a party in which the Access Person has a significant interest).

[1]	Seeking pre-approval under this Section IV(C) will be deemed to meet the pre-approval requirements of both Rule 204A-1(c) of the Advisers Act and Rule 17j-1(e) of the 1940 Act.

Section V. Reports by Access Persons

(A) Initial and Annual Personal Securities Accounts and Holdings Reports.

All Access Persons shall within 10 days of the date on which they become Access Persons, and thereafter, within 30 days after the end of each calendar year, disclose the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of all Covered Securities in which they have a Beneficial Ownership as of the date the person became an Access Person, in the case of such person’s initial report, and as of the last day of the year, as to annual reports. A form of such report, which is hereinafter called an “Initial and Annual Personal Securities Accounts and Holdings Report,” is attached as Schedule B. Each Initial and Annual Personal Securities Accounts and Holdings Report must also disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person or as of the last day of the year, as the case may be. Each Initial and Annual Personal Securities Accounts and Holdings Report shall state the date it is being submitted. In all cases, the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, or the date the report was submitted, as applicable. Instead of submitting a hard copy of the form, Access Persons may make annual reports via the methods described in Section V(H) of this Code or such other forms as the CCO may prescribe for this purpose.

(B) Quarterly Transaction Reports.

Within 30 days after the end of each calendar quarter, each Access Person shall make a written report to the CCO (or designee) of all transactions occurring in the quarter in a Covered Security in which he or she had any Beneficial Ownership. A form of such report, which is hereinafter called a “Quarterly Securities Transaction Report,” is attached as Schedule C. Instead of submitting a hard copy of the form, Access Persons may make annual reports via the methods described in Section V(H) of this Code or such other forms as the CCO may prescribe for this purpose.

A Quarterly Securities Transaction Report shall be in the form of Schedule C or such other form approved by the CCO (or designee) and must contain the following information with respect to each reportable transaction:

(1)	Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(2)	Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security involved and the price of the Covered Security at which the transaction was effected;

(3)	Name of the broker, dealer or bank with or through whom the transaction was effected; and

(4)	The date the report is submitted by the Access Person.

(C) Independent Directors.

Notwithstanding the reporting requirements set forth in this Section V, an Independent Director who would be required to make a report under this Section V solely by reason of being a director of the Company is not required to file an Initial and Annual Personal Securities Accounts and Holdings Report upon becoming a director of the Company or an annual Initial and Annual Personal Securities Accounts and Holdings Report.

Such an Independent Director also need not file a Quarterly Securities Transaction Report unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Company, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the director, such Covered Security is or was purchased or sold by the Company or the Company or the Adviser considered purchasing or selling such Covered Security.

(D) Access Persons of the Adviser or the Administrator.

An Access Person of the Adviser or the Administrator need not make a Quarterly Securities Transaction Report if all of the information in the report would duplicate information required to be recorded pursuant to Rules 204-2(a)(12) or (13) under the Advisers Act, provided the Adviser or Administrator, as applicable, received such information not later than 30 days after the close of the calendar quarter in which the transaction takes place.

(E) Brokerage Accounts and Statements.

Access Persons, except Independent Directors, shall:

(1)	within 30 days after the end of each calendar quarter, identify the name of the broker, dealer or bank with whom the Access Person established an account in which any securities were held during the quarter for the direct or indirect benefit of the Access Person and identify any new account(s) and the date the account(s) were established. This information shall be included on the appropriate Quarterly Securities Transaction Report;

(2)	instruct the brokers, dealers or banks with whom they maintain such an account to provide duplicate account statements to the CCO (or designee); and

(3)	on an annual basis, certify that they have complied with the requirements of (1) and (2) above.

(F) Form of Reports.

A Quarterly Securities Transaction Report may consist of broker statements or other statements that provide a list of all personal Covered Securities holdings and transactions in the time period covered by the report and contain the information required in a Quarterly Securities Transaction Report.

(G) Responsibility to Report.

It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section V. Any effort by the Company, or by the Adviser or Administrator, and their affiliates, to facilitate the reporting process does not change or alter that responsibility. A person need not make a report hereunder with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(H) Where to File Reports.

All Quarterly Securities Transaction Reports and Initial and Annual Personal Securities Accounts and Holdings Reports must be filed with the CCO, either (1) directly in writing using Schedules C or B, respectively (or such other forms as the CCO may prescribe for this purpose), (2) on-line, via PTCC, or (3) on-line, via email to the CCO.

(I) Disclaimers.

Any report required by this Section V may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

Section VI. Additional Prohibitions

(A) Confidentiality of the Company’s Transactions.

Until disclosed in a public report to stockholders or to the U.S. Securities and Exchange Commission in the normal course, all information concerning the securities “being considered for purchase or sale” by the Company shall be kept confidential by all Covered Persons and disclosed by them only on a “need to know” basis. It shall be the responsibility of the CCO to report to the directors of the Company any known violations found in this regard.

(B) Gifts and Entertainment Policy.

Covered Persons and their immediate families should refer to the Gifts and Entertainment Policy adopted by TriplePoint Capital LLC, which is applicable to each of the TPVG Entities.

Section VII.    Annual Acknowledgement, Affirmation and Certification

(A) Access Persons.

Access Persons shall be required to acknowledge annually that they have read this Code, that they understand and recognize that they are subject to the Code, and affirm that they will fully comply with the Code on a going-forward basis. Further, Access Persons who have been subject to the Code at any time during the previous year shall be required to certify annually that they have complied with the requirements of this Code. A form of such acknowledgement, affirmation and certification is attached as Schedule D. Access Persons may also make such acknowledgment, affirmation and certification using the PTCC system.

(B) Board Review.

No less frequently than annually, the TPVG Entities must furnish to the Company’s board of directors, and the board must consider, a written report that: (A) describes any issues arising under this Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (B) certifies that the Company, the Adviser, and the Administrator, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Section VIII. Sanctions

Any violation of this Code shall be subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1, Rule 204A-1, and this Code. The sanctions to be imposed shall be determined by the Company’s board of directors, including a majority of the Independent Directors, provided, however, that with respect to violations by Covered Persons of the Adviser or the Administrator, the sanctions to be imposed shall be determined by the Adviser or the Administrator (or the controlling person thereof). Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person.

Section IX. Administration and Construction

(A)	The administration of this Code shall be the responsibility of each TPVG Entity’s respective CCO.

(B)	The duties of the CCO are as follows:

(1)	Maintain continuously a current list of the names of all Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are officers or employees of the Adviser or the Administrator or of any company that controls the Adviser or the Administrator, and inform all Access Persons of their reporting obligations hereunder;

(2)	On an annual basis, provide all Covered Persons a copy of this Code and inform such persons of their duties and obligations hereunder including making available any supplemental training that may be required from time to time. In addition, provide to all Covered Persons updated copies of the Code each time it is amended;

(3)	Collect from all Covered Persons a signed “Acknowledgement, Affirmation and Certification of Compliance with TPVG Compliance Program Documents” form (which is attached as Schedule D) or equivalent electronic certification annually and each time the Code is amended;

(4)	Maintain or supervise the maintenance of all records (including pre-clearance and other approvals granted) and reports required by this Code;

(5)	Review the contents of holdings reports submitted by Access Persons;[2]

(6)	Review reports of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Securities Transaction Reports and review such transactions against a listing of all transactions effected by the Company and securities of any companies included on the Restricted List during the reporting period;

(7)	Issue, either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1, Rule 204A-1, and this Code;

(8)	Conduct such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the board of directors of the Company; and

[2]	The reportable holdings and transaction reports of the CCO shall be reviewed by the Chief Financial Officer.

(9)	Submit a written report to the board of directors of the Company, no less frequently than annually, that describes any issues arising under the Code since the last such report, including but not limited to the information described in Section VII(B).

(C)	The respective CCO of each TPVG Entity shall maintain and cause to be maintained in an easily accessible place at the principal place of business of each respective TPVG Entity that is subject to the Code, the following records:

(1)	A copy of all codes of ethics adopted by the Company, the Adviser, or the Administrator and their affiliates, as the case may be, pursuant to Rule 17j-1 and Rule 204A-1 that have been in effect at any time during the past five (5) years;

(2)	A copy of all signed “Acknowledgement, Affirmation and Certification of Compliance with TPVG Compliance Program Documents” forms (see Schedule D) or equivalent electronic certification for at least five (5) years after the end of the fiscal year in which the Acknowledgement, etc. is submitted;

(3)	A record of each violation of such codes of ethics and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

(4)	A copy of each report made by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

(5)	A copy of each report made by the CCO to the board of directors for two (2) years from the end of the fiscal year of the Company in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

(6) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to Rule 17j-1, Rule 204A-1, and this Code, or who are or were responsible for reviewing such reports;

(7) A copy of each report required by Section VII(B) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible; and

(8) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Persons of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

(D)	This Code may not be amended or modified except in a written form that is specifically approved by majority vote of the Independent Directors.

This Code was adopted and approved by the Board of Directors of the Company, including a majority of the Independent Directors, on November 22, 2013, was revised on October 23, 2014, again revised on October 28, 2016, and again revised on October 27, 2017.

SCHEDULE A

TriplePoint Venture Growth BDC Corp. / TPVG

Advisers LLC / TPVG Administrator LLC

Pre-Clearance Request

As described in Section IV of the Code of Ethics, this form must be submitted prior to a TPVG Entity’s Advisory or Access Person executing any transaction in TriplePoint Venture Growth BDC Corp.’s securities, securities on the Restricted List, or purchasing a security in an initial public offering or in a private offering.

Upon completion of this form, please submit to the CCO at: tpvgcompliance@tpvg.com

Date of Request: _________________                Intended Trade Date: ____________________

Name: __________________________________________________

Buy    ☐            Sell     ☐            Sell Short    ☐            Cover Short    ☐

Issuer name / Security description & CUSIP #:

______________________________________________________________________________

Quantity:	Market order: ☐	Limit Order: ☐

Reason for trade:

Last trade in security (direction and date):

Broker:    ______________________________________________________

Authorized by: _____________________________            Date: ________________________

                (Chief Compliance Officer or Designee)

The Chief Compliance Officer or his designee has reviewed the proposed trade, contract, instruction or plan and confirms that TriplePoint Venture Growth BDC Corp. or TPVG Advisers LLC does not intend to buy or sell the above security for any client accounts within the next fifteen (15) days and/or has completed all client transactions in this security at this time. Exceptions to this statement should be noted on this form and any exception must be authorized by the Chief Compliance Officer.

Upon completion of the transaction, you must notify TPVG Compliance at tpvgcompliance@tpvg.com of the final execution price and trade volume.

SCHEDULE B

INITIAL AND ANNUAL PERSONAL SECURITIES

ACCOUNTS AND HOLDINGS REPORT

I certify that the following bank or broker-dealer accounts are the only accounts holding securities of any kind or nature whatsoever in which I have or share a “Beneficial Ownership” interest as such term is defined in the Code of Ethics of TriplePoint Venture Growth BDC Corp., TPVG Advisers LLC and TPVG Administrator LLC.

Name of bank or broker custodian	Account Number	Name of beneficial owner of record with the account custodian

I further certify that the following is a listing of all “Covered Securities” in which I had or shared a “Beneficial Ownership” interest as of the following date:

•	For an Initial Personal Securities Holdings Report:

•	(the date indicated may not be more than 45 days prior to the date of submission, as indicated below, of this report)

•	For an Annual Personal Securities Holdings Report: December 31, 20___

Note: For holdings report purposes, the term “Covered Securities” should be understood as including securities of all sorts, but not the following: (i) shares of open-end mutual funds; (ii) U.S. government or agency issued securities; and (iii) short-term debt instruments, bank CDs, bankers acceptances or repurchase agreements. Shares of exchange-traded funds (“ETFs”) are Covered Securities.

In lieu of indicating the following required information within this form, you may submit—under cover of a signed and dated copy of this form—legible copies of statements of accounts issued by the account custodian(s) wherein Covered Securities are held as of the date indicated above. Such statements should be either emailed or sent, by U.S. mail or courier service, to:

tpvgcompliance@tpvg.com	TPVG Advisers LLC
Attn: Compliance Dept.
2755 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Account Custodian and Number	Issuer	Security Type	Exchange Ticker Symbol or CUSIP Number	Total number of equity security shares	Aggregate principal amount of debt securities

(Use a continuation sheet if necessary.)

Signature:	Print Name:

Date Submitted:

•	For Initial Holdings Reports – Must be within 10 days of initial date of association with TriplePoint Venture Growth BDC Corp., TPVG Advisers LLC, or TPVG Administrator LLC.

•	For Annual Holdings Reports – Must be on or before January 30 of the current year.

SCHEDULE C

QUARTERLY SECURITIES TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I had any direct or indirect Beneficial Ownership interest, that were effected during the last calendar quarter and required to be reported by Section V(B) of the Code (If no such transactions took place write “NONE”). Please sign and date this report and return it to the Chief Compliance Officer no later than the 30th day following the end of the quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

Trade Date	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Name of Security	Unit Price	Total Price	Broker, Dealer, or Bank

SALES AND OTHER DISPOSITIONS

Trade Date	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Name of Security	Unit Price	Total Price	Broker, Dealer, or Bank

NEW ACCOUNTS ESTABLISHED DURING THE QUARTER

Name of Broker, Dealer or Bank	Name of Account and Account Number	Date Established

SCHEDULE D

ACKNOWLEDGEMENT, AFFIRMATION AND CERTIFICATION

OF COMPLIANCE WITH TPVG COMPLIANCE PROGRAM DOCUMENTS

The undersigned, as a Covered Person of TriplePoint Venture Growth BDC Corp., TPVG Advisers LLC, or TPVG Administrator LLC, hereby acknowledges, affirms and/or certifies as follows:

(1)	I have received, read and understand the TriplePoint Venture Growth BDC Corp. Compliance Manual, TPVG Advisers LLC and TPVG Administrator LLC Compliance Manual and the TriplePoint Venture Growth BDC Corp. Code of Business Conduct and Ethics.

(2)	I have received, read and understand the Code of Ethics of TriplePoint Venture Growth BDC Corp., TPVG Advisers LLC, and TPVG Administrator LLC (the “Code”) and agree to comply in all respects with the policies and procedures stated therein. If at any time during the past calendar year I was subject to the Code, I further certify that I have complied in all respects with the requirements of the Code as then in effect or, in the event that I have not so complied, I have fully disclosed all such non-compliance to the Chief Compliance Officer.

Signature:

Print Name:

Date Submitted: